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                                 EXHIBIT d.(xvi)

              Form of Amendment Number 5 to Sub-Advisory Agreement
             between Hartford Investment Financial Services Company
                      and Wellington Management Company LLP



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                              AMENDMENT NUMBER 5 TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

     The Investment Sub-Advisory Agreement between Hartford Investment Financial Services Company and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended (the "Agreement") is hereby amended to include The Hartford Large Cap Focus Fund, The Hartford Global Financial Services Fund, The Hartford Global Telecommunications Fund and The Hartford U.S. Aggressive Growth Fund (the "New Funds") as four new Portfolios. All provisions in the Agreement shall apply to the New Funds except as stated below.

     The sub-advisory fee shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of The Hartford Large Cap Focus Fund:

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.300%
         Amount Over $150 million                                 0.250%

     The sub-advisory fee shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of The Hartford Global Financial Services Fund and The Hartford Global
Telecommunications Fund:

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $100 million                                       0.450%
         Next $400 million                                        0.350%
         Amount Over $500 million                                 0.300%

     The sub-advisory fee shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of The Hartford U.S. Aggressive Growth Fund:

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.300%
         Next $350 million                                        0.250%
         Next $500 million                                        0.200%
         Amount Over $1 billion                                   0.175%

     Wellington Management will waive sub-advisory fees on the first $50 million of assets (excluding seed money) for each of the New Funds.

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ___ day of ______, 2000.


HARTFORD INVESTMENT FINANCIAL              WELLINGTON MANAGEMENT COMPANY, LLP
SERVICES COMPANY

By:                                        By:
   ------------------------------------        -----------------------------
   David M. Znamierowski
   Senior Vice President, Investments